UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2018

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37501	80-0848819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6295 Allentown Boulevard, Suite 1, Harrisburg, PA 17112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (717) 657-2300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 29, 2018, OBO Ventures, Inc., a wholly owned subsidiary of Ollie’s Bargain Outlet Holdings, Inc., a Delaware corporation (the “Company”), acquired a total of 12 former Toys “R” Us store sites as part of the ongoing real estate auctions for Toys “R” Us locations being conducted in the United States Bankruptcy Court for the Eastern District of Virginia (Richmond Division). The Company paid an aggregate of approximately $42 million for the store locations using an approximate combination of $41 million of cash on hand, and the balance in the form of borrowings under its revolving credit facility. The stores are located in states with existing, or soon to be opened, Ollie’s Bargain Outlet stores. The Company expects to open these new store locations during its 2019 fiscal year as part of the Company’s typical annual target of mid-teen unit growth rate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.

Date: August 29, 2018	/s/ Jay Stasz

Name: Jay Stasz
Title: Senior Vice President and Chief Financial Officer
(Principal Financial Officer of the Registrant)